Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Cash Tender Offers

PHILADELPHIA, PA, August 17, 2026 — Brandywine Realty Trust (NYSE:BDN) announced today that its operating partnership, Brandywine Operating Partnership, L.P. (the “Operating Partnership”), has commenced the concurrent, but separate, cash tender offers (the “Tender Offers”) for up to $100,000,000 in aggregate principal amount (the “Aggregate Maximum Tender Amount”) of its outstanding Notes (as defined below), subject to the Series Caps (as defined below), comprised of (i) up to $50,000,000 in aggregate principal amount (the “2028 Series Cap”) of its outstanding 7.550% guaranteed notes due 2028 (the “2028 Notes”) and (ii) up to $50,000,000 in aggregate principal amount (the “2029 Series Cap” and, together with the 2028 Series Cap, the “Series Caps”) of its outstanding 8.875% guaranteed notes due 2029 (the “2029 Notes” and, together with the 2028 Notes, the “Notes”).

Certain information regarding the Notes and the pricing for the Tender Offers is set forth in the table below.

Title of Notes	CUSIP Number/ ISIN(2)	Aggregate Principal Amount Outstanding(3)	Series Cap(4)	Tender Offer Consideration(5)
7.550% Guaranteed Notes due March 15, 2028(1)	105340 AR4/ US105340AR47	$350,000,000	$50,000,000	$1,047.50
8.875% Guaranteed Notes due April 12, 2029	105340 AS2/ US105340AS20	$550,000,000	$50,000,000	$1,068.75

(1)

As of the date of this press release, as a result of downgrades in our senior unsecured credit ratings since the date of issuance of the 2028 Notes, the interest rate on the 2028 Notes has increased an aggregate of 75 bps to 8.30% due to the coupon adjustment provisions in the 2028 Notes.

(2)

No representation is made as to the correctness or accuracy of the CUSIP Numbers listed in this press release. They are provided solely for the convenience of the Holders (as defined herein) of the Notes.

(3)	As of the date of this press release.
(4)

The Series Caps represent the maximum aggregate principal amount of Notes of such series pursuant to the Tender Offers. The Operating Partnership reserves the right, but is under no obligation, to increase or decrease the Aggregate Maximum Tender Amount and/or any Series Cap at any time, without extending the Withdrawal Deadline (as defined herein) for any Tender Offer or otherwise reinstating withdrawal or revocation rights of Holders, subject to applicable law, which could result in the Operating Partnership purchasing a greater or lesser aggregate principal amount of Notes in the Tender Offers. There can be no assurance that the Operating Partnership will exercise its right to increase or decrease the Aggregate Maximum Tender Amount and/or any Series Cap. If the Operating Partnership increases or decreases the Aggregate Maximum Tender Amount and/or any Series Cap, the Operating Partnership reserves the right to extend the Expiration Date.

(5)

Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by the Operating Partnership. Excludes Accrued Interest (as defined herein), which will be paid on Notes accepted for purchase by the Operating Partnership.

The Tender Offers consist of offers on the terms and conditions set forth in the offer to purchase, dated August 17, 2026 (the “Offer to Purchase”). The Tender Offers are open to all registered holders (the “Holders”) of the Notes. The Tender Offers are not conditioned upon any minimum aggregate principal amount of Notes being tendered. The Operating Partnership will only accept for purchase Notes up to an aggregate principal amount that will not exceed a Series Cap or the Aggregate Maximum Tender Amount. The Operating Partnership reserves the right, but is under no obligation, to increase or decrease the Aggregate Maximum Tender Amount and/or any Series Cap at any time without extending the Withdrawal Deadline for any Tender Offer or otherwise reinstating withdrawal or revocation rights of Holders, subject to applicable law, which could result in the Operating Partnership purchasing a greater or lesser aggregate principal amount of Notes in the Tender Offers.

2929 Arch Street, Suite 1800, Philadelphia, PA 19104	Phone: (610) 325-5600 • Fax: (610) 325-5622

The Tender Offers will expire at 5:00 p.m., New York City time, on August 21, 2026, unless extended or earlier terminated by the Operating Partnership (such time and date, as the same may be extended, the “Expiration Date”). Holders of Notes must validly tender and not validly withdraw their Notes prior to or at the Expiration Date to be eligible to receive the applicable Tender Offer Consideration (as defined in the Offer to Purchase) and the Accrued Interest. Holders will receive the applicable Tender Offer Consideration per their series of Notes, as set forth in the table above, per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Tender Offers. Notes tendered after the Expiration Date will not be valid and will not be purchased pursuant to the Tender Offers.

Notes of a series may be subject to proration if the aggregate principal amount of the Notes of such series validly tendered and not validly withdrawn would cause the Aggregate Maximum Tender Amount and/or any Series Cap to be exceeded. If proration of the tendered Notes of any series is required, the Operating Partnership will determine the final proration factor as soon as practicable after the Expiration Date.

Holders who validly tender their Notes, may validly withdraw their tendered Notes at any time (a) at or prior to the earlier of (i) the Expiration Date, and (ii) if any Tender Offer is extended, the 10th business day after commencement of such Tender Offer or (b) at any time after the 60th business day after commencement of the Tender Offers if for any reason any Tender Offer has not been consummated within 60-business days after commencement of such Tender Offer (the “Withdrawal Deadline”).

Holders will also receive accrued and unpaid interest on Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date the Operating Partnership initially makes payment for such Notes (“Accrued Interest”), which date is anticipated to be August 25, 2026 (the “Settlement Date”). The Operating Partnership intends to fund the Tender Offer Consideration for the Notes tendered in the Tender Offers with cash on hand and/or borrowings under the $600,000,000 line of credit under the Operating Partnership’s Second Amended and Restated Credit Agreement. Additional terms and conditions of the Tender Offers are set forth in the Offer to Purchase.

Each Tender Offer is a separate offer, and each Tender Offer may be individually amended, extended, terminated or withdrawn without amending, extending, terminating or withdrawing any other Tender Offer. The Tender Offers are subject to the satisfaction or waiver of certain conditions, and the Operating Partnership expressly reserves its right, subject to applicable law, to terminate the Tender Offers at any time prior to the Expiration Date.

Holders are urged to read the Offer to Purchase carefully before making any decision with respect to the Tender Offer. A copy of the Offer to Purchase is available at https://www.gbsc-usa.com/brandywine/ or may be obtained from Global Bondholder Services Corporation, the Information Agent for the Tender Offer, at (855) 654-2015 (toll-free) or (212) 430-3774 (collect) or at contact@gbsc-usa.com. In connection with the Tender Offers, the Operating Partnership has retained BofA Securities, Inc. to act as Dealer Manager (as defined in the Offer to Purchase) and Citizens JMP Securities, LLC, M&T Securities, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC to act as Joint Dealer Managers. Questions regarding the Tender Offers may be directed to the Dealer Manager for the Tender Offer, BofA Securities, Inc. at (888) 292-0070 (toll-free) or (646) 743-2120 (collect) or at debt_advisory@bofa.com.

This press release is neither an offer to purchase nor a solicitation to buy any of these Notes or any other securities of the Operating Partnership nor is it a solicitation for acceptance of the Tender Offer. The Operating Partnership is making the Tender Offers only by, and pursuant to the terms of, the Offer to Purchase. The Tender Offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Brandywine Realty Trust, the Operating Partnership, the Dealer Managers, the Depositary or the Information Agent makes any recommendation in connection with the Tender Offer.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in Philadelphia, PA and Austin, TX. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 112 properties and 19.2 million square feet as of June 30, 2026. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “1995 Act”) provides a “safe harbor” for forward-looking statements. This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe-harbor provisions of the 1995 Act. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. Factors that might cause actual results to differ materially from our expectations are set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2025. Accordingly, we caution readers not to place undue reliance on forward-looking statements. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.